                                                                   Exhibit 21.1

                                  SYNAVANT INC.

                                 SUBSIDIARIES*

Name                                                                Jurisdiction
----                                                                ------------
IMS Health Strategic Technologies Ltd.                              Canada
IMS Health Strategic Technologies S.A.                              France
IMS Health Strategic Technologies do Brazil LTDA                    Brazil
New ST, Inc.                                                        Delaware
Strategic Technologies De Mexico S.                                 Mexico
           De R.L. De C.V.
Synavant Germany GmbH                                               Germany
Walsh International Holdings GesmbH                                 Austria
Infor-med Gesellschaft fur Marketing mbH                            Germany
Permail Pty. Limited (51% ownership interest)                       Australia
S.A. IMS Health Strategic Technologies N.V.                         Belgium
Synavant LLC                                                        Delaware
IMS H Nederland B.V.                                                Netherlands
IMS H Databases B.V.                                                Netherlands
Walsh Hispania S.A.                                                 Spain
Synavant UK Holding Ltd.                                            United Kingdom
Synavant UK Ltd.                                                    United Kingdom
Synavant Japan Inc.                                                 Delaware
Synavant Korea Inc.                                                 Delaware
Synavant Philippines Inc.                                           Delaware
Synavant Taiwan Inc.                                                Delaware
Walsh Asia Pacific (Pte.) Ltd. (51% ownership interest)             Singapore
Walsh Hellas S.A.                                                   Greece
PMS Walsh Pty. Limited                                              Australia
PMS Pty. Ltd.                                                       Australia
Walsh Italy S.r.L.                                                  Italy
Valuation Ltd.                                                      Switzerland

----------
*      Listed subsidiaries are wholly owned unless otherwise indicated.